SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES AND EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  May 16, 2002


                             MICREL, INCORPORATED
            (Exact Name Of Registrant As Specified In Its Charter)


                                  CALIFORNIA
                (State or Other Jurisdiction of Incorporation)



              0-25236                              94-2526744
      (Commission File Number)        (I.R.S. Employer Identification No.)


                  2180 Fortune Drive, San Jose, CA      95131
             (Address of Principal Executive Offices)   (Zip Code)


                                (408) 944-0800
             (Registrant's Telephone Number, Including Area Code)

Item 5.   Other Events

   Raymond D. Zinn, the Chairman of the Board, President and Chief Executive Officer of Micrel, Incorporated ( "Micrel"), has entered into a written trading plan (the "Plan") with Robertson Stephens, Inc., a Massachusetts corporation ("Robertson"), in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. Trading under the Plan will begin on June 3, 2002, and end on August 30, 2002, unless terminated earlier. The Plan authorizes the sale of up to 1,562 shares of common stock of Micrel beneficially owned by Mr. Zinn each trading day during the term (a maximum of 99,968 shares of common stock over the 64 day trading period) at no less than $25.92 per share. Robertson will execute the trades pursuant to the selling parameters set forth under the Plan without further direction by Mr. Zinn.




                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  MICREL, INCORPORATED


Dated:  June 3, 2002                         By:   /s/  Raymond D. Zinn
                                                  -----------------------
                                                   Raymond D. Zinn
                                                   President and Chief
                                                   Executive Officer